EXHIBIT 10.4

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as amended from time to time, this "Agreement") dated as of May 1, 2008 is made by (i) GFN AUSTRALASIA FINANCE PTY LTD, an Australian corporation ("Company"), and (ii) the Subsidiaries of the Company that may from time to time become party hereto (collectively, the "Grantors") in favor of BISON CAPITAL AUSTRALIA, L.P., a Delaware limited partnership ("Bison") ("Purchaser").

W I T N E S S E T H:

WHEREAS, Company intends to deliver to Purchaser a Secured Senior Subordinated Promissory Note dated as of even date herewith (the “Note”) and to enter into that certain First Amendment to Securities Purchase Agreement dated as of even date herewith and that certain First Amendment to Shareholders Agreement dated as of even date herewith (collectively, the “Transactions”). Execution, delivery and performance of this Agreement is one of the conditions to Bison's obligation to consummate the Transactions;

  WHEREAS, Company, Purchaser and the Grantors entered into that certain Securities Purchase Agreement dated as of September 13, 2007 (the “Purchase Agreement”);

WHEREAS, in order to induce Purchaser to enter into the Transactions, each Grantor has agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Obligations to Purchaser (as hereinafter defined).

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINED TERMS. The following terms shall have the following respective meanings:

"Account Debtor" means an account debtor as defined in the UCC.

"Accounts" means all of each Grantor's now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance, and all medical receivables.

"Assigned Contracts" means, collectively, all of each Grantor's rights and remedies under, and all moneys and claims for money due or to become due to such Grantor under any material contracts, and any and all amendments, supplements, extensions, and renewals thereof including all rights and claims of such Grantor now or hereafter existing: (i) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (ii) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (iii) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (iv) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

"Chattel Paper" means all of each Grantor's now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

"Documents" means all documents, as defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by each Grantor.

"Equipment" means all of each Grantor's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, office equipment, as well as all of such types of property leased by such Grantor and all of such Grantor's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

"Event of Default" has the meaning set forth in Section 19 of this Agreement.

"General Intangibles" means all of each Grantor's now owned or hereafter acquired general intangibles (as defined in the UCC), choses in action and causes of action and all other intangible personal property of such Grantor of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Grantor in connection with the termination of any employee benefit plan or any rights thereto and any other amounts payable to such Grantor from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Grantor is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Grantor.

"Instruments" means all instruments, as defined in the UCC, now owned or hereafter acquired by each Grantor.

"Inventory" means all of each Grantor's now owned and hereafter acquired inventory (as defined in the UCC), goods (as defined in the UCC) and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in such Grantor's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

"Investment Property" means all of each Grantor's right, title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

"Letter-of-Credit Rights" means all of each Grantor's right, title and interest in and to any and all letter-of-credit rights, as defined in the UCC.

"Obligations to Purchaser" has the meaning set forth in the Purchase Agreement.

"Payment Account" means each bank account, if any, established pursuant to this Agreement, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of Purchaser or a Grantor, as Purchaser may determine, on terms acceptable to Purchaser.

"Proprietary Rights" means all of each Grantor's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing; all other rights under any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; and all rights to sue for past, present and future infringement of any of the foregoing.

"Supporting Obligations" means all supporting obligations, as defined in the UCC.

"Tort Claims" means each Grantor's claims in tort now existing or hereafter arising, including, without limitation, any commercial tort claim (as defined in the UCC).

"UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of California or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

All other capitalized terms used but not otherwise defined herein have the meanings given to them in the Purchase Agreement. All other undefined terms contained in this Agreement, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.

2. GRANT OF LIEN.

(a) As security for all Obligations to Purchaser, each Grantor hereby grants to Purchaser a continuing first priority (subject to the proper filing of financing statements), security interest in, lien on, assignment of and right of set-off against, all assets of each Grantor of any kind, whether now owned or existing or hereafter acquired or arising, regardless of where located (the "Collateral"), including, without limitation, the following:

(i) all Accounts;

(ii) all Inventory;

(iii) all contract rights, including Assigned Contracts;

(iv) all Chattel Paper;

(v) all Documents;

(vi) all Instruments;

(vii) all Supporting Obligations;

(viii) all General Intangibles;

(ix) all Equipment;

(x) all Investment Property;

(xi) all Letter-of-Credit Rights;

(xii) all money, cash, cash equivalents, securities and other property of any kind of such Grantor held directly or indirectly by Grantor;

(xiii) all of such Grantor's deposit accounts, credits, and balances with any financial institution with which such Grantor maintains deposits, including any Payment Accounts;

(xiv) all Tort Claims;

(xv) all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

(xvi) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

(b) All of the Obligations to Purchaser shall be secured by all of the Collateral.

3. PERFECTION AND PROTECTION OF SECURITY INTEREST.

(a) Each Grantor shall, at its expense, perform all steps requested by Purchaser at any time to perfect, maintain, protect, and enforce Purchaser's Liens, including: (i) filing financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to Purchaser; (ii) delivering to Purchaser the originals of all Instruments, Documents, and Chattel Paper, and all other Collateral of which Purchaser reasonably determines it should have physical possession in order to perfect and protect Purchaser's security interest therein, duly pledged, endorsed or assigned to Purchaser without restriction; (iii) delivering to Purchaser warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and certificates of title covering any portion of the Collateral for which certificates of title have been issued; (iv) when an Event of Default has occurred and is continuing, transferring Inventory to warehouses or other locations designated by Purchaser; (v) placing notations on such Grantor's books of account to disclose Purchaser's security interest; (vi) obtaining control agreements from securities intermediaries with respect to financial assets in the possession of securities intermediaries; (vii) assigning and delivering to Purchaser all Supporting Obligations, including letters of credit on which such Grantor is named as beneficiary with the written consent of the issuer thereof; and (viii) taking such other steps as are reasonably deemed necessary or desirable by Purchaser to maintain and protect Purchaser's Liens. To the extent permitted by applicable law, Purchaser may file, without such Grantor's signature, one or more financing statements disclosing Purchaser's Liens. Each Grantor agrees that a carbon, photographic, photo static, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

(b) If any Collateral exceeding $100,000 in value is at any time in the possession or control of any warehouseman, bailee or any Grantor's agents or processors, then such Grantor shall notify Purchaser thereof and shall obtain a bailee letter acknowledged by the bailee that notifies such Person of Purchaser's security interest in such Collateral and instructs such Person to hold all such Collateral for Purchaser's account subject to Purchaser's instructions. If at any time any Collateral exceeding $100,000 in value is located in any operating facility of a Grantor that is leased by such Grantor, then the Grantor shall obtain written landlord lien waivers or subordinations, in form and substance reasonably satisfactory to Purchaser, that waives or subordinates all present and future Liens which the owner or lessor of such premises may be entitled to assert against the Collateral.

(c) From time to time, each Grantor shall, upon Purchaser's request, execute and deliver confirmatory written instruments pledging to Purchaser the Collateral, but such Grantor's failure to do so shall not affect or limit any security interest or any other rights of Purchaser in and to the Collateral with respect to such Grantor. So long as the Purchase Agreement is in effect and until all Obligations to Purchaser have been fully satisfied, Purchaser's Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible as the basis for any advance, loan, extension of credit, or other financial accommodation).

(d) Each Grantor hereby represents and warrants to Purchaser that, as of the date hereof and to each Grantor's knowledge, such Grantor has no Tort Claims, except as set forth on Schedule IV. Each Grantor shall notify Purchaser on no less than a quarterly basis of any Tort Claims known to such Grantor and which arise following the date hereof and such Tort Claims shall be added to Schedule IV.

4. LOCATION OF COLLATERAL. Each Grantor represents and warrants to Purchaser that: (a)  Schedule I is a correct and complete list of such Grantor's chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all of its other places of business; and (b) Schedule I correctly identifies any of such facilities and locations that are not owned by such Grantor and sets forth the names of the owners and lessors or sublessors of such facilities and locations. Each Grantor covenants and agrees that it will not (i) maintain any Collateral at any location other than those locations listed for such Grantor on Schedule I, (ii) otherwise change or add to any of such locations, or (iii) change the location of its chief executive office from the location identified in Schedule I, unless (with respect to each of clauses (i) through (iii)) such Grantor gives Purchaser at least thirty (30) days' prior written notice thereof and executes any and all financing statements and other documents that Purchaser reasonably requests in connection therewith. Without limiting the foregoing, each Grantor represents that all of its Inventory (other than Inventory in transit) is, and covenants that all of its Inventory will be, located either (A) on premises owned by a Grantor, (B) on premises leased by a Grantor, provided that Purchaser has received an executed landlord waiver from the landlord of such premises in form and substance satisfactory to Purchaser, or (C) in a warehouse or with a bailee, provided that Purchaser has received an executed bailee letter from the applicable Person in form and substance satisfactory to Purchaser.

5. JURISDICTION OF ORGANIZATION; CHANGES. Each Grantor's name as it appears in official filings in the state of its incorporation or other organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor's state of incorporation or organization or a statement that no such number has been issued and each Grantor's state of organization or incorporation, are set forth in Schedule II hereto. Each Grantor has only one state of incorporation or organization. The Grantors may amend Schedule II in connection with and pursuant to certain transactions permitted by the Purchase Agreement.

6. TITLE TO, LIENS ON, AND SALE AND USE OF COLLATERAL. Each Grantor shall (a) use, store, and maintain the Collateral with all reasonable care in all material respects, ordinary wear and tear excepted, and (b) shall use such Collateral for lawful purposes only.

7. APPRAISALS. Each Grantor shall, at its expense and upon Purchaser's request, provide Purchaser with appraisals or updates thereof of any or all of the Collateral from an appraiser, and prepared on a basis satisfactory to Purchaser, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of Purchaser.

8. ACCESS AND EXAMINATION. (a) Purchaser may at all reasonable times have access to, examine, audit, make extracts from or copies of and inspect any or all of a Grantor's records, files, and books of account and the Collateral, and, so long as there is no unreasonable interference with such Grantor's business, discuss such Grantor's affairs with such Grantor's officers and management; (b) each Grantor will deliver to Purchaser any instrument necessary for Purchaser to obtain records from any service bureau maintaining records for such Grantor; (c) Purchaser may, at a Grantor's expense, make copies of all of such Grantor's books and records, or require such Grantor to deliver such copies to Purchaser; (d) Purchaser may, without expense to Purchaser, use such of the Grantors' respective personnel, supplies, and real property as may be reasonably necessary for maintaining or enforcing Purchaser's Liens. Purchaser shall have the right, at any time, in Purchaser's name or in the name of a nominee of Purchaser, to verify the validity, amount or any other matter relating to the Accounts, Inventory, or other Collateral, by mail, telephone, or otherwise.

9. COLLATERAL REPORTING. Each Grantor shall provide Purchaser with reports with respect to the Collateral as Purchaser reasonably requests.

10. COLLECTION OF ACCOUNTS; PAYMENTS.

(a) If sales of Inventory are made or services are rendered for cash, such Grantor shall immediately deliver to Purchaser or deposit into a Payment Account the cash which such Grantor receives for such sales.

(b) All payments, including immediately available funds received by Purchaser at a bank account designated by it, will be Purchaser's sole property for its benefit and will be credited to the repayment of the Obligations to Purchaser to the extent of such funds received one (1) Business Day after Purchaser's receipt of immediately available funds.

(c) In the event the Grantors repay all of the Obligations to Purchaser upon the termination of the Purchase Agreement or upon acceleration of the Obligations to Purchaser, other than through Purchaser's receipt of payments on account of the Accounts or proceeds of the other Collateral, such payment will be credited (conditioned upon final collection) to the Grantors' account one (1) Business Day after Purchaser's receipt of immediately available funds.

11. INVENTORY; PERPETUAL INVENTORY. Each Grantor represents and warrants to Purchaser and agrees with Purchaser that all of the Inventory owned by such Grantor is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of such Grantor's business, and is and will be fit for such purposes. Each Grantor will keep its Inventory in good and marketable condition, except for damaged or defective goods arising in the ordinary course of such Grantor's business. Each Grantor will not, without the prior written consent of Purchaser, acquire or accept any Inventory on consignment or approval. Each Grantor will conduct a physical count of the Inventory at least once per fiscal year of the Company, and after and during the continuation of an Event of Default, at such other times as Purchaser requests. Notwithstanding the foregoing sentence, a Grantor's obligation to conduct a yearly physical count of the Inventory shall be satisfied for such year if such Grantor conducts an appraisal (in such year) of the Inventory for the Purchaser (though the obligation to conduct a physical count at such times as Purchaser requests during an Event of Default shall not be affected by this sentence).  Each Grantor will maintain a perpetual inventory reporting system at all times. Each Grantor will not, without Purchaser's written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis.

12. EQUIPMENT.

(a) Each Grantor represents and warrants to Purchaser and agrees with Purchaser that all of the Equipment owned by such Grantor is and will be used or held for use in such Grantor's business, and is and will be fit for such purposes. Each Grantor shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

(b) Each Grantor shall promptly inform Purchaser of any material additions to or deletions from the Equipment. Each Grantor shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property Purchaser does not have a Lien. Each Grantor will not, without Purchaser's prior written consent, alter or remove any identifying symbol or number on any of such Grantor's Equipment constituting Collateral.

(c) A Grantor may sell or dispose of old or obsolete Equipment in the ordinary course of business.

(d) Except as set forth in the Purchase Agreement, each Grantor shall not, without Purchaser's prior written consent, sell, lease as a lessor, or otherwise dispose of any of such Grantor's Equipment.

13. ASSIGNED CONTRACTS. Each Grantor shall fully perform all of its obligations under each of the Assigned Contracts, and shall enforce all of its rights and remedies thereunder; provided, however, that such Grantor shall not take any action or fail to take any action with respect to its Assigned Contracts which would cause the termination of a material Assigned Contract. Notwithstanding the foregoing sentence, each Grantor may take such action as is appropriate in a good faith dispute with respect to an Assigned Contract (including electing not to comply with the terms of an Assigned Contract). Without limiting the generality of this Section, such Grantor shall take all action necessary or appropriate to permit, and shall not take any action which would have any materially adverse effect upon, the full enforcement of all indemnification rights under its Assigned Contracts. Each Grantor shall notify Purchaser in writing, promptly after any Grantor becomes aware thereof, of any event or fact which could give rise to a material claim by it for indemnification under any of its Assigned Contracts, and shall diligently pursue such right and report to Purchaser on all further developments with respect thereto. If an Event of Default has occurred and is continuing, each Grantor shall remit directly to Purchaser for application to the Obligations to Purchaser in such order as Purchaser shall determine, all amounts received by such Grantor as indemnification or otherwise pursuant to its Assigned Contracts. If an Event of Default has occurred and is continuing, Purchaser may directly enforce such right in its own or such Grantor's name and may enter into such settlements or other agreements with respect thereto as Purchaser shall determine. In any suit, proceeding or action brought by Purchaser under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, such Grantor shall indemnify and hold Purchaser harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaims, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from such Grantor to or in favor of such obligor or its successors. Notwithstanding any provision hereof to the contrary, such Grantor shall at all times remain liable to observe and perform all of its duties and obligations under its Assigned Contracts, and Purchaser's exercise of any of its rights with respect to the Collateral shall not release such Grantor from any of such duties and obligations. Purchaser shall not be obligated to perform or fulfill any of such Grantor's duties or obligations under its Assigned Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

14. RIGHT TO CURE. Purchaser may, in its discretion, pay any amount or do any act required of such Grantor hereunder, under the Purchase Agreement or under any Related Agreement in order to preserve, protect, maintain or enforce the Obligations to Purchaser, the Collateral or Purchaser's Liens therein, if such Grantor, after notice thereof and within the applicable cure period, fails to pay or do, including payment of any judgment against such Grantor, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's or bailee's claim, and any other Lien upon or with respect to the Collateral. All payments that Purchaser makes under this Section 14 and all out-of-pocket costs and expenses that Purchaser pays or incurs in connection with any action taken by it hereunder shall be charged to such Grantor's account and shall be deemed included in the Obligations to Purchaser. Any payment made or other action taken by Purchaser under this Section 14 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

15. POWER OF ATTORNEY. Each Grantor hereby appoints Purchaser and its designee as such Grantor's attorney-in-fact in its place and stead, with power: (a) to endorse such Grantor's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into Purchaser's possession; (b) to sign such Grantor's name on any invoice, bill of lading, warehouse receipt or other negotiable or non-negotiable Document constituting Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) so long as any Event of Default has occurred and is continuing, to notify the post office authorities to change the address for delivery of such Grantor's mail to an address designated by Purchaser and to receive, open and dispose of all mail addressed to such Grantor; (d) to send requests for verification of Accounts to customers or Account Debtors; (e) to complete in such Grantor's name or Purchaser's name, any order, sale or transaction, obtain the necessary Documents in connection therewith, and collect the proceeds thereof; (f) to clear Inventory through customs in such Grantor's name, Purchaser's name or the name of Purchaser's designee, and to sign and deliver to customs officials powers of attorney-in-fact in the Grantor's name for such purpose; and (g) to do all things necessary in the sole judgment of Purchaser to carry out the Purchase Agreement and this Agreement. Each Grantor ratifies and approves all acts of such attorney-in-fact. Neither Purchaser nor its attorneys-in-fact will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until the Purchase Agreement has been terminated and all Obligations to Purchaser have been fully satisfied.

16. PURCHASER'S RIGHTS, DUTIES AND LIABILITIES.

(a) Each Grantor assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. The Obligations to Purchaser shall not be affected by any failure of Purchaser to take any steps to perfect Purchaser's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release such Grantor from any of the Obligations to Purchaser. Following the occurrence and during the continuation of an Event of Default, Purchaser may (but shall not be required to), without notice to or consent from the Grantors, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of any Grantor for the Obligations to Purchaser or under the Purchase Agreement or any other agreement now or hereafter existing between Purchaser and such Grantor.

(b) Purchaser shall use reasonable care with respect to the Collateral in its possession or under its control. Purchaser shall not have any other duty as to any Collateral in its possession or control or in the possession or control of nominee of Purchaser, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

(c) It is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, such Grantor shall remain liable under each of its contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Purchaser shall not have any obligation or liability under any contract or license by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by Purchaser of any payment relating to any contract or license pursuant hereto. Purchaser shall not be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(d) Purchaser may at any time after a Default or Event of Default shall have occurred and be continuing, without prior notice to any Grantor, notify Account Debtors, parties to the Assigned Contracts and obligors in respect of Instruments and Chattel Paper, that the Accounts and the right, title and interest of such Grantor in and under such Assigned Contracts, Instruments and Chattel Paper have been assigned to Purchaser, and that payments shall be made directly to Purchaser for its own benefit. Upon the request of Purchaser, such Grantor shall so notify Account Debtors, parties to Assigned Contracts and obligors in respect of Instruments and Chattel Paper. So long as an Event of Default has occurred and is continuing, such defaulting Grantor, at Purchaser's request, shall also execute and deliver to Purchaser such documents as Purchaser shall require to grant Purchaser access to any post office box in which collections of Accounts are received.

17. PROPRIETARY RIGHTS COLLATERAL.

(a) None of the Grantors has any interest in, or title to, any Proprietary Rights except as set forth in Schedule III hereto. This Agreement is effective to create a valid and continuing Lien on and, upon filing of this Agreement with the United States Copyright Office and the United States Patent and Trademark Office, perfected Liens in favor of Purchaser on each Grantor's Proprietary Rights and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from such Grantor. Upon filing of this Agreement with the United States Copyright Office and the United States Patent and Trademark Office and the filing of appropriate financing statements, all action necessary or desirable to protect and perfect Purchaser's Lien on such Grantor's Proprietary Rights shall have been duly taken.

(b) Each Grantor shall notify Purchaser immediately if it knows that any application or registration relating to any Proprietary Right (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor's ownership of any Proprietary Right, its right to register the same, or to keep and maintain the same.

(c) In no event shall any Grantor, either directly or through Purchaser, employee, licensee or designee, file an application for the registration of any Proprietary Right with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Purchaser prior written notice thereof, and, upon request of Purchaser, such Grantor shall execute and deliver any and all amendments to this Agreement or any and all additional intellectual property security agreements as Purchaser may request to evidence Purchaser's Lien on such Proprietary Right and the General Intangibles of such Grantor relating thereto or represented thereby.

(d) Each Grantor shall take all actions necessary or requested by Purchaser to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Proprietary Rights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

(e) In the event that any of the Proprietary Rights Collateral is infringed upon, or misappropriated or diluted by a third party, each Grantor shall notify Purchaser promptly after such Grantor learns thereof. Each Grantor shall take all reasonably necessary action to protect such affected Proprietary Rights Collateral (including, for example and without limitation, suing for infringement, misappropriation or dilution and otherwise attempting to recover any and all damages for such infringement, misappropriation or dilution).

18. INDEMNIFICATION. In any suit, proceeding or action brought by Purchaser relating to any Account, Chattel Paper, Assigned Contract, Document, General Intangible or Instrument for any sum owing thereunder or to enforce any provision of any Account, Chattel Paper, Assigned Contract, Document, General Intangible or Instrument, each Grantor will save, indemnify and keep Purchaser harmless from and against all expense (including, without limitation, reasonable attorneys' fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, except to the extent such expense, loss, or damage is attributable to the gross negligence or willful misconduct of Purchaser.

19. EVENTS OF DEFAULT. Each Grantor shall be in default under this Agreement upon the happening of any of the following events or conditions (each, an "Event of Default"): (i) any of the Grantors breaches any of its representations, warranties, covenants, agreements or obligations hereunder; (ii) an Event of Default (as defined in the Purchase Agreement) occurs under the Purchase Agreement or any of the Related Agreements; (iii) any event which results in the acceleration of the maturity in the indebtedness of any of the Grantors to others under any indenture, agreement or undertaking; (iv) dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against any of the Grantors; (v) sale (except as provided herein or in the Purchase Agreement or Related Agreements) or attempted sale of any of the Collateral, or (vi) Purchaser's security interest in the Collateral is not, or is asserted not to be, a valid, perfected and continuing security interest.

20. REMEDIES; RIGHTS UPON DEFAULT.

(a) In addition to all other rights and remedies granted to it under the law (and at equity) and under this Agreement, the Purchase Agreement, the other Related Agreements and under any other instrument or agreement securing, evidencing or relating to any of the Obligations to Purchaser, if any Event of Default has occurred and is continuing, Purchaser may exercise all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Purchaser, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Purchaser's claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Purchaser shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption such Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Purchaser shall have the right to conduct such sales on such Grantor's premises or elsewhere and shall have the right to use such Grantor's premises without charge for such time or times as Purchaser deems necessary or advisable.

(b) If an Event of Default shall have occurred, each Grantor further agrees, at Purchaser's request, to assemble the Collateral and make it available to Purchaser at places which Purchaser shall select, whether at such Grantor's premises or elsewhere. Until Purchaser is able to effect a sale, lease, or other disposition of the Collateral, Purchaser shall have the right to hold or use the Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by Purchaser. Purchaser shall have no obligation to such Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to the Collateral while the Collateral is in the possession of Purchaser. Purchaser may, if it so elects, seek the appointment of a receiver or keeper to take possession of the Collateral and to enforce any of Purchaser's remedies, with respect to such appointment without prior notice or hearing as to such appointment. Purchaser shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations to Purchaser, as provided in the Purchase Agreement, and only after so paying over such net proceeds, and after the payment by Purchaser of any other amount required by any provision of law, need Purchaser account for the surplus, if any, to such Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Purchaser arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Purchaser. Each Grantor agrees that ten (10) days prior notice by Purchaser of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations to Purchaser, including any attorneys' fees or other expenses incurred by Purchaser to collect such deficiency.

(c) Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

21. GRANT OF LICENSE TO USE PROPRIETARY RIGHTS. For the purpose of enabling Purchaser to exercise rights and remedies under Section 20 (including, without limiting the terms of Section 20, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of the Collateral) at such time as Purchaser shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Purchaser an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Proprietary Rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded, maintained or stored and to all computer software and programs used for the compilation or printout thereof.

22. MISCELLANEOUS.

(a) Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should such Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of such Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations to Purchaser, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations to Purchaser, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations to Purchaser shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(b) Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Purchase Agreement.

(c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement is to be read, construed and applied together with the Purchase Agreement and the Related Agreements which, taken together, set forth the complete understanding and agreement of Purchaser and each Grantor with respect to the matters referred to herein and therein.

(d) No Waiver; Cumulative Remedies. Neither Purchaser nor any of the Grantors shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the waiving party and then only to the extent set forth therein. A waiver by the Purchaser or any Grantors of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the waiving party would otherwise have had on any future occasion. No failure to exercise, nor any delay in exercising on the part of Purchaser or any of the Grantors, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Purchaser and each Grantor.

(e) Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

(f) Termination of this Agreement. Subject to Section 22(a), this Agreement shall terminate upon the indefeasible payment and performance in full in immediately available funds of all Obligations to Purchaser.

(g) Successors and Assigns. This Agreement and all obligations of each Grantor hereunder shall be binding upon the successors and assigns of such Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of Purchaser hereunder, inure to the benefit of Purchaser, all future holders of any instrument evidencing any of the Obligations to Purchaser and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations to Purchaser or any portion thereof or interest therein shall in any manner affect the Lien granted to Purchaser hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Agreement.

(h) Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement.

(i) Governing Law. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF).

(j) Jurisdiction, Etc.

(i) Each of the parties hereby consents and agrees that all actions, suits or other proceedings arising under or in connection with this Pledge Agreement shall be tried and litigated in state or federal courts located in Los Angeles, California, which courts shall have exclusive jurisdiction to hear and determine any and all claims, controversies and disputes arising out of or related to this Pledge Agreement. Notwithstanding the foregoing, nothing contained in this Section shall preclude the Purchaser from bringing any action, suit or other proceeding in the courts of any other location to enforce its rights hereunder.

(ii) Each of the parties hereby (A) irrevocably submits to the jurisdiction of any such court and consents in advance to such jurisdiction in any action, suit or other proceeding commenced in any such court, (B) waives any right it may have to assert the doctrine of forum non conveniens or any objection that such person may have based upon lack of personal jurisdiction or improper venue, and (C) consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each of the parties hereby waives personal service of the summons, complaint or other process issued in any such action, suit or other proceeding and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to such party at the address set forth in the Purchase Agreement and that service so made shall be deemed completed upon the earlier of such person's actual receipt thereof or five (5) days after deposit in the United States mail, proper postage prepaid.

(iii) To the extent permitted under the applicable laws of any such jurisdiction, the Guarantors hereby waive, in respect of any such action, suit or other proceeding, the jurisdiction of any other court or courts that now or hereafter, by reason of such person's present or future domicile, or otherwise, may be available to it.

(k) Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

(l) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(m) Entire Agreement. This Agreement, together with the Purchase Agreement and the Related Agreements, contain the entire agreement of the parties with respect to the subject matter hereof, and supersede all prior agreements, representation and warranties, written or oral, with respect thereto.

(n) Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.

(o) Benefit of Purchaser. All Liens granted or contemplated hereby shall be for the benefit of Purchaser, and all proceeds or payments realized from Collateral in accordance herewith (including, without limitation, any amounts on deposit in a Payment Account) may either, at the sole discretion of Purchaser, (i) be deposited into a Payment Account or (ii) be applied to the Obligations to Purchaser in such order as Purchaser may elect, in its sole discretion.

(p) Suretyship Waivers and Consents. The obligations of each Grantor are independent of the obligations of each other Grantor. Each Grantor expressly waives any right to require Purchaser to proceed against any other Grantor, to proceed against or exhaust any Collateral or any other security for the Obligations to Purchaser or to pursue any remedy Purchaser may have at any time. Each Grantor agrees that Purchaser may proceed against any one or more Grantor and/or the Collateral in such order and manner as Purchaser shall determine in its sole and absolute discretion. A separate action or actions may be brought and prosecuted against any one or more Grantor whether an action is brought or prosecuted against any other Grantor or with respect to any Collateral or whether any other person shall be joined in any such action or actions. Each Grantor expressly waives the benefit of any statute of limitations affecting its liability under this Agreement or the enforcement of the Obligations to Purchaser or any rights of Purchaser created or granted under this Agreement or the Purchase Agreement. Purchaser's rights hereunder shall be reinstated and revived, and the obligations and liability of each Grantor hereunder shall continue, with respect to any amount at any time paid on account of the Obligations to Purchaser which thereafter shall be required to be restored or returned by Purchaser upon the bankruptcy, insolvency or reorganization of any Grantor, or otherwise, all as though such amount had not been paid.

(i) Each Grantor expressly waives any and all suretyship defenses now or hereafter arising or asserted, including (A) any disability or other defense of any other Grantor or with respect to the Obligations to Purchaser; (B) the cessation for any cause whatsoever of liability of any of the other Grantor, and (C) any act or omission of Purchaser or others that directly or indirectly results in or aids the discharge or release of any other Grantor or the Obligations to Purchaser or any Collateral or any guaranty therefor by operation of law or otherwise. Without limiting the generality of any other waiver or other provision set forth in this Agreement, each Grantor hereby waives, to the maximum extent such waiver is permitted by law, any and all benefits, defenses to payment or performance, or any right to partial or complete exoneration arising directly or indirectly under any one or more of California Civil Code Sections 2787 TO 2855 inclusive, and all successor sections.

(ii) Each Grantor waives any and all rights and provisions of California Code of Civil Procedure sections 580a, 580b, 580d and 726, including, but not limited to any provision thereof that: (A) may limit the time period for Purchaser to commence a lawsuit against any Grantor to collect any Obligations to Purchaser owing by any Grantor to Purchaser; (B) may entitle any Grantor to a judicial or nonjudicial determination of any deficiency owed by such Grantor to Purchaser, or to otherwise limit Purchaser's right to collect a deficiency based on the fair market value of such real property security; (C) may limit Purchaser's right to collect a deficiency judgment after a sale of any real property securing the Obligations to Purchaser; (D) may require Purchaser to take only one action to collect the Obligations to Purchaser or that may otherwise limit the remedies available to Purchaser to collect the Obligations to Purchaser. This waiver means, among other things: (1) Purchaser may collect from the Grantors without first foreclosing on any real or personal property collateral pledged by the Grantors; and (2) if Purchaser forecloses on any real property collateral pledged by the Grantors: (A) the amount of the Obligations to Purchaser may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Purchaser may collect from the Grantors even if Purchaser, by foreclosing on the real property collateral, has destroyed any right any Grantor may have to collect from any other Grantor. This is an unconditional and irrevocable waiver of any rights and defenses the Grantors may have because any of the Obligations to Purchaser is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

(iii) Each Grantor agrees that any amounts received by Purchaser from whatever source on account of the Obligations to Purchaser may be applied by Purchaser toward the payment of such of the Obligations to Purchaser and in such order of application as Purchaser may from time to time elect; and notwithstanding any payments made by any Grantor, and, until Purchaser shall have been fully and finally paid, such Grantor shall have no right of subrogation, reimbursement, exoneration, indemnity, contribution or any other rights that would result in such Grantor being deemed a creditor of any other Grantor under the federal Bankruptcy Code or any other law or for any other purpose and such Grantor hereby irrevocably waives all such rights, the right to assert any such rights and any right to enforce any remedy which Purchaser now or may hereafter have against any Grantor and hereby waives any benefit of and any right to participate in, any security now or hereafter held by Purchaser, whether any of the foregoing rights arise in equity, at law or by contract.

(iv) Each Grantor represents and warrants to Purchaser that it has established adequate means of obtaining from each other Grantor and their affiliates, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of each other Grantor, their affiliates and their properties, and each Grantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of each other Grantor, their affiliates and their properties. Each Grantor hereby expressly waives and relinquishes any duty on the part of Purchaser (should any such duty exist) to disclose to any Grantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of each Grantor, their affiliates or their properties, whether now known or hereafter known by Purchaser.

(v) Each Grantor represents and warrants that each of the waivers set forth herein are made with each Grantor's full knowledge of their significance and consequences, and that under the circumstances the waivers are reasonable and not contrary to public policy or law. If any of said waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

"Grantors"

GFN AUSTRALASIA FINANCE PTY LTD

By:
Name:
Title:

"Purchaser"

BISON CAPITAL AUSTRALIA, L.P.

By:	Bison Capital Australia GP, LLC,
its general partner

By:
Douglas B. Trussler
Managing Member

SCHEDULE I

to

SECURITY AGREEMENT

LOCATION OF COLLATERAL

Credit Party	Location of Chief Executive Office	Location of Books and Records; Location of Collateral	Location of All Other Places of Business	Location of Leased Facilities and Name of Lessor/Sublessor

SCHEDULE II
to
SECURITY AGREEMENT

NAME; TYPE OF ENTITY; ORGANIZATIONAL IDENTIFICATION NO.; JURISDICTION OF INCORPORATION OR ORGANIZATION

Credit Party	Type of Entity	Organizational Identification Number (if any)	State of Organization

SCHEDULE III
to
SECURITY AGREEMENT

PROPRIETARY RIGHTS

SCHEDULE IV
to
SECURITY AGREEMENT

TORT CLAIMS